BNY MELLON ETF TRUST

CERTIFICATE OF DESIGNATION

The undersigned hereby certifies that at a meeting duly called and held on February 24, 2026, at which a quorum was present and acting throughout, the Board of Trustees of BNY Mellon ETF Trust (the “Trust”), pursuant to Article IV of the Amended and Restated Declaration of Trust of the Trust, authorized and established the following new series of the Trust and designated an unlimited number of shares of beneficial interest, without par value, thereof:

Name of New Series

BNY Mellon US Large Cap Equity Growth ETF

BNY Mellon Short Treasury Index ETF

BNY Mellon USA Index ETF

The undersigned further certifies that the Board of Trustees of the Trust previously duly authorized and established the following series of the Trust and designated an unlimited number of shares of beneficial interest, without par value, thereof:

Name of Existing Series

BNY Mellon Global Infrastructure Income ETF

BNY Mellon Concentrated International ETF

BNY Mellon Ultra Short Income ETF

The undersigned further certifies that the Initial Trustee of the Trust previously duly authorized and established the following series of the Trust and designated an unlimited number of shares of beneficial interest, without par value, thereof:

Name of Existing Series

BNY Mellon US Large Cap Core Equity ETF

BNY Mellon US Mid Cap Core Equity ETF

BNY Mellon US Small Cap Core Equity ETF

BNY Mellon International Equity ETF

BNY Mellon Emerging Markets Equity ETF

BNY Mellon Core Bond ETF

BNY Mellon High Yield ETF

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Designation this 17th day of March, 2026.

BNY MELLON ETF TRUST

By: /s/ Jeff Prusnofsky

Name:       Jeff Prusnofsky

Title:       Vice President

STATE OF NEW YORK )

)       ss:

COUNTY OF NEW YORK )

On this 17th day of March, 2026, before me personally came Jeff Prusnofsky, to me personally known, who, being by me duly sworn, did say that he is a Vice President of the above-referenced Trust and who duly acknowledged to me that he had executed the foregoing instrument as his free act and deed on behalf of the Trust.

/s/ Sarah S. Kelleher

________________________

Notary Public